(k)(1)(iii)

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This Third Amendment to Amended and Restated Credit Agreement (this "Third Amendment") is made as of July 15, 2019, by and among VOYA PRIME RATE TRUST, a Massachusetts business trust (the "Borrower"), the lending institutions party hereto and identified as "Lenders" in the Credit Agreement (as hereinafter defined) (the "Lenders") and State Street Bank and Trust Company in its capacity as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), amending certain provisions of that certain Amended and Restated Credit Agreement dated as of July 18, 2016 (as amended and in effect from time to time prior to the date hereof, the "Existing Credit Agreement"; the Existing Credit Agreement as amended by this Third Amendment, the "Credit Agreement") by and among the Borrower, the Lenders, the Administrative Agent and State Street Bank and Trust Company as Swing Line Lender (as such term is defined in the Credit Agreement). Terms not otherwise defined in the Credit Agreement shall have the same respective meanings herein as therein.

WHEREAS, the Borrower and the Lenders desire to amend certain provisions of the Existing Credit Agreement, all as provided more fully herein below, including, without limitation, reducing the Aggregate Revolving Commitment at the request of the Borrower;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1. Amendment to the Existing Credit Agreement. The Existing Credit Agreement is hereby amended as follows:

(a)the Existing Credit Agreement (excluding the Exhibits and Schedules thereto, which, except as expressly set forth in clause (b), shall continue to be the Exhibits and Schedules under the Credit Agreement) is hereby amended in the form of Annex A hereto; and

(b)Each of Schedule 2.01 and Schedule 10.02 to the Credit Agreement is hereby amended by deleting each such Schedule 2.01 and Schedule 10.02 in its entirety and substituting in place thereof the Schedule 2.01 and Schedule 10.02 attached hereto as Annex B-1 and B-2, respectively.

§2. Conditions to Effectiveness. This Third Amendment will become effective as of the date hereof upon receipt by the Administrative Agent of the following:

(a)fully-executed original counterparts of this Third Amendment executed by the Borrower, the Lenders and the Administrative Agent;

(b)the receipt by the Administrative Agent of a signed certificate from a Responsible Officer of the Borrower in form and substance satisfactory to the Administrative Agent and dated the date hereof certifying (i) as to the incumbency of, and bearing manual specimen signatures of, the Responsible Officers of the Borrower or other authorized persons who are authorized to execute and take actions under this Third

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Amendment and the Loan Documents for the Borrower (or a certification from such Responsible Officer that the Responsible Officers and other persons who were identified in the certificate dated July 16, 2018 and delivered to the Administrative Agent pursuant to Section 5(b) of the Amendment No. 2 to the Credit Agreement dated as of July 16, 2018 by and among the Borrower, the Lenders and the Administrative Agent the (the "Second Amendment Closing Certificate"), remain authorized to execute and take actions under this Third Amendment and the Loan Documents), (ii) and attaching the Organizations Documents of the Borrower (or a certification from such Responsible Officer that no changes to the Organizational Documents have been made to any such documents since such documents were delivered to the Administrative Agent and attached to the Second Amendment Closing Certificate), (iii) and attaching the Custody Agreement of the Borrower (or a certification from such Responsible Officer that no changes have been made to the Custody Agreement delivered to the Administrative Agent and attached to the Second Amendment Closing Certificate), (iv) to and attaching a copy of the resolutions of the board of trustees of the Borrower (the "Resolutions") approving and adopting this Third Amendment and the documents being delivered in connection herewith to which the Borrower is a party and authorizing the execution and delivery thereof, certified by a Responsible Officer of the Borrower to be true and correct and in force and effect as of the date hereof, and (v) that, before and after giving effect to the transactions contemplated hereby, (1) the representations and warranties made by the Borrower herein, in the Credit Agreement and each of the other Loan Documents are true and correct on and as of the date hereof, and with the same force and effect as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), and (2) no Default or Event of Default has occurred and is continuing;

(c)a certificate of good standing and legal existence for the Borrower issued as of a recent date from the Secretary of State of the Commonwealth of Massachusetts;

(d)a legal opinion dated as of the date hereof, of in-house to the Borrower, in form and substance reasonably satisfactory to the Lender; and

(e)payment of any fees and expenses required to be paid in connection with the Loan Documents.

§3. Condition Subsequent. The Borrower agrees to deliver to the Administrative Agent by not later than September 17, 2019 a signed certificate from a Responsible Officer of the Borrower in form and substance satisfactory to the Administrative Agent certifying to, and attaching a copy of, the resolutions of the board of trustees of the Borrower ratifying the decrease in the Aggregate Commitment Amount as contemplated by this Third Amendment, certified by a Responsible Officer of the Borrower to be true and correct and in force and effect as of the date of such delivery.

§4. Representations and Warranties. The Borrower repeats, on and as of the date hereof, each of the representations and warranties made by it in Section 5 of the Credit Agreement, provided, that all references therein to the Credit Agreement shall refer to such Credit Agreement as amended hereby. In addition, the Borrower hereby represents and warrants that (a) the execution and delivery by the Borrower of this Third Amendment and the performance by the Borrower of all of its agreements and obligations under the

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Credit Agreement as amended hereby and the other Loan Documents to which it is a party are within the trust authority of the Borrower and have been duly authorized by all necessary trust action on the part of the Borrower, and (b) in connection with the Borrower's request to reduce the Aggregate Commitment Amount, (i) the Borrower has obtained the advice of "Fund counsel" (as such term is referred to in the Resolutions) in connection with such change, as required by the Resolutions, (ii) the Borrower has obtained the approval of the Board of Trustees to such change (as the amount of the Aggregate Commitment Amount referred to in the Resolutions is $414,000,000 rather than the reduced amount), and (iii) such change to the Aggregate Commitment Amount will be ratified at the meeting of the Board of Trustees occurring on September 12, 2019.

§5. Ratification, Etc. Except as expressly amended hereby, the Credit Agreement and all documents, instruments and agreements related thereto, including, but not limited to the Security Agreement and the other Loan Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement and this Third Amendment shall be read and construed as a single agreement. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby. This Third Amendment shall constitute a Loan Document.

§6. No Waiver. Nothing contained herein shall constitute a waiver of, impair or otherwise affect any obligation of the Borrower or any rights of the Lenders or the Administrative Agent consequent thereon.

§7. Counterparts. This Third Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

§8. Governing Law. THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as a document under seal as of the date first above written.

BORROWER:	VOYA PRIME RATE TRUST, a
Massachusetts business trust
By: /s/ Daniel A. Norman

Name: Daniel A. Norman
Title: Senior Vice President and Treasurer

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5
ADMINISTRATIVE AGENT:	STATE STREET BANK AND
TRUST COMPANY,
as Administrative Agent
By:/s/ Paul J. Koobatian

Name: Paul J. Koobatian
Title: Vice President

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LENDERS:

STATE STREET BANK AND TRUST COMPANY, as a Lender

By:/s/ Paul J. Koobatian

Name: Paul J. Koobatian

Title: Vice President

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THE BANK OF NOVA SCOTIA, as a Lender

By:/s/ Kevin Chen

Name: Director

Title:

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Annex A to the Third Amendment

Annex B-1 to the Third Amendment

Schedule 2.01

COMMITMENTS AND APPLICABLE PERCENTAGES

		Applicable
		Percentage of
	Revolving	Revolving
Lender	Commitment	Commitments
State Street Bank and Trust Company	$260,000,000	66.6666667%
The Bank of Nova Scotia	$130,000,000	33.3333333%
Aggregate Revolving Commitments:	$390,000,000	100.0000000%

Annex B-2 to the Third Amendment

Schedule 10.02

CERTAIN ADDRESSES FOR NOTICES

1.Address for the Borrower:

Borrower:

Voya Prime Rate Trust

7337 E. Doubletree Ranch Road, Suite 100

Scottsdale, Arizona 85258

Attention: Elliot A. Rosen, Senior Vice President

Telephone: (480) 477-2220

Facsimile: (480) 477-2728

E-mail:Elliot.Rosen@voya.com

With copies to:

Voya Prime Rate Trust

7337 E. Doubletree Ranch Road Scottsdale, Arizona 85258

Attention: _____________________

Telephone: (480) 477-2114

Facsimile: (480) 477-2724

E-mail: ______________________

2.Addresses for Administrative Agent and Swing Line Lender:

Agent's Office:

(for notices for borrowings and repayments (including for Swing Line Lender))

State Street Bank and Trust Company

State Street Financial Center

Loan Servicing Unit – SFC203

One Lincoln Street

Boston, MA 02111

Attn: Christopher Hickey

Tel: (617) 662-8577

Fax: (617) 988-6677

Email: ais-loanops-csu@statestreet.com

Alternate Contact:

Attn: Peter Connolly

Tel: (617) 662-8588

Fax: (617) 988-6677

Email: ais-loanops-csu@statestreet.com

For all other notices to Administrative Agent:

State Street Bank and Trust Company

State Street Financial Center

Fund Finance – SFC0310

One Lincoln Street

Boston, MA 02111

Attn: Paul Koobatian, Vice President

Tel: (617) 662-8622